                                                                      Exhibit 12


AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                       Three Months Ended                            Years Ended
                                            March 31,                                December 31,
                                       ------------------    -----------------------------------------------------------
 (Millions)                                   1999              1998         1997         1996        1995        1994
------------------------------------------------------------------------------------------------------------------------
Pretax income from
  continuing operations                    $   300.3         $ 1,408.3    $ 1,511.2    $   338.7   $   726.2   $   627.5

Add back fixed charges                          95.3             358.5        321.9        245.1       187.0       170.8
Minority interest                                5.5              10.7         14.7         16.4        16.1        11.4
------------------------------------------------------------------------------------------------------------------------

   Income as adjusted                      $   401.1         $ 1,777.5    $ 1,847.8    $   600.2   $   929.3   $   809.7
========================================================================================================================

Fixed charges:
  Interest on indebtedness (1)             $    64.6         $   250.9    $   235.8    $   168.3   $   115.9   $    98.6
  Portion of rents representative
    of interest factor                          30.7             107.6         86.1         76.8        71.1        72.2
------------------------------------------------------------------------------------------------------------------------

Total fixed charges                        $    95.3         $   358.5    $   321.9    $   245.1   $   187.0   $   170.8
========================================================================================================================

  Preferred stock dividend
  requirements                                  23.1              92.2         92.4         41.1          --          --
------------------------------------------------------------------------------------------------------------------------
  Total combined fixed charges
  and preferred stock dividend
    requirements                           $   118.4         $   450.7    $   414.3    $   286.2   $   187.0   $   170.8
========================================================================================================================

  Ratio of earnings to fixed
    charges                                     4.21              4.96         5.74         2.45        4.97        4.74
========================================================================================================================

  Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                               3.39              3.94         4.46         2.10        4.97        4.74
========================================================================================================================

(1)  Includes the dividends paid to preferred shareholders of a subsidiary. (See
     Note 15 of Notes to Consolidated Financial Statements in the Company's 1998 Annual Report.)


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                                                          Exhibit 12 (Continued)
AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                  Three Months Ended                        Years Ended
                                                      March 31,                             December 31,
                                                  ------------------        ------------------------------------------
  (Millions)                                             1999                 1998              1997            1996
  --------------------------------------------------------------------------------------------------------------------
  Pretax income from continuing operations              $187.9              $ 1,162.7        $ 1,505.2         $ 335.0

  Add back fixed charges                                  94.3                  354.3            318.1           243.8
  Minority interest                                        4.9                   10.8             15.7            16.4
  --------------------------------------------------------------------------------------------------------------------

  Income as adjusted                                    $287.1              $ 1,527.8        $ 1,839.0         $ 595.2
  ====================================================================================================================

  Fixed charges:
    Interest on indebtedness (2)                         $64.6                $ 250.9          $ 234.0         $ 168.3
    Portion of rents representative
     of interest factor                                   29.7                  103.4             84.1            75.5
  --------------------------------------------------------------------------------------------------------------------

      Total fixed charges                                $94.3                $ 354.3          $ 318.1         $ 243.8
  ====================================================================================================================

  Preferred stock dividend requirements                     --                     --               --              --
  --------------------------------------------------------------------------------------------------------------------

  Total combined fixed charges and preferred
     stock dividend requirements                         $94.3                $ 354.3          $ 318.1         $ 243.8
  ====================================================================================================================

  Ratio of earnings to fixed charges                      3.04                   4.31             5.78            2.44
  ====================================================================================================================

  Ratio of earnings to combined fixed charges
       and preferred stock dividends                      3.04                   4.31             5.78            2.44
  ====================================================================================================================

(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (See Note 14 of Notes to Financial Statements in the Company's 1998 Annual Report.)

(2)  Includes the dividends paid to preferred shareholders of a subsidiary.(See
     Note 15 of Notes to Consolidated Financial Statements in the Company's 1998 Annual Report.)


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